Exhibit 10.14.1

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT

This SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AND NON-COMPETITION AGREEMENT (this “Second Amendment”), dated as of October 30, 2007, is entered into by and between ENERGYSOLUTIONS, LLC, a Utah limited liability company (the “Company”), ENV Holdings LLC (“ENV Holdings”), and Val John Christensen (the “Executive”). This Amendment amends that certain Executive Employment and Non-competition Agreement between the Company and the Executive dated June 26, 2006, as amended pursuant to the First Amendment to Executive Employment and Non-Competition Agreement dated March 19, 2007 (as amended, the “Agreement”) as follows:

1. Section 4(e)(2) of the Agreement is hereby deleted in its entirety and the following is substituted in place thereof:

(2)	Twenty-five percent (25%) of the IPO Share Awards will vest on each of the first four anniversaries of the Grant Date (each a “Vesting Date”). Any unvested IPO Share Awards shall be forfeited upon termination or cessation of Executive’s employment for any reason.

2. Section 4(g) of the Agreement is deleted in its entirety and the following is substituted in place thereof:

(g)	ENV Membership Unit Grant if No IPO Occurs. If the Company fails to complete an initial public offering of its common stock on or before January 31, 2008, ENV Holdings shall, in lieu of the IPO Share Awards and the Anniversary Share Awards, grant to the Executive, effective as of January 31, 2008 (the “Membership Unit Grant Date”), on the terms set forth in the Amended Agreement, Membership Units that initially represent 1.00% (subject to dilution for further issuance of additional equity in ENV Holdings) of the greater of (1) the aggregate equity value of ENV Holdings on the Membership Unit Grant Date as reasonably determined by the Board and (2) $1,500,000,000.

Pursuant to the terms of the Amended Agreement, twenty-five percent (25%) of said Membership Units will vest on each of the first four anniversaries of the Membership Unit Grant Date.

3. The parties hereby ratify and confirm all terms and conditions set forth in the Agreement that are not expressly modified by this Second Amendment. This Second Amendment and the Agreement shall be considered, for all intents and purposes, as one agreement. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Agreement, the terms and provisions of this Second Amendment shall, in all instances, prevail.

IN WITNESS WHEREOF, the parties hereto have duly executed this Second Amendment as of the day and year first above written.

ENERGYSOLUTIONS, LLC		ENV HOLDINGS LLC

By:	/s/ R Steve Creamer	By:	/s/ Lance Hirt
Name:	R Steve Creamer	Name:	Lance Hirt
Title:	Chief Executive Officer	Title:	Authorized Signatory

/s/ Val John Christensen
Val John Christensen